                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2)
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        VENTANA MEDICAL SYSTEMS, INC.
--------------------------------------------------------------------------------
(Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

               -----------------------------------------------------------------
          (2)  Aggregate number of securities to which transaction applies:

               -----------------------------------------------------------------
          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:

               -----------------------------------------------------------------
          (4)  Proposed maximum aggregate value of transaction:

               -----------------------------------------------------------------
          (5)  Total fee paid:
                              --------------------------------------------------


[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:
                                      ------------------------------------------
          (2)  Form, Schedule or Registration Statement No.:
                                                            --------------------
          (3)  Filing Party:
                            ----------------------------------------------------
          (4)  Date Filed:
                          ------------------------------------------------------

                          VENTANA MEDICAL SYSTEMS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD ON MAY 6, 1999

TO THE STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of VENTANA MEDICAL SYSTEMS, INC., a Delaware corporation (the "Company"), will be held on Thursday, May 6, 1999, at 10:00 a.m. local time, at the Arizona Inn, African-Safari Room, 2200 East Elm Street, Tucson, Arizona 85719 for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

     1. To elect three Class III directors of the Company to serve for terms of three years expiring upon the date of the Annual Meeting of Stockholders held in the year 2002 or until their successors are elected

     2. To approve an amendment to the Company's 1996 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 725,000 shares to a new total of 2,475,000 shares.

     3. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 1999.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Only stockholders of record at the close of business on March 26, 1999, are entitled to notice of and to vote at the Annual Meeting.

     All stockholders are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you attend the meeting, you may vote in person even if you return a proxy.

                                              By Order of The Board of Directors


                                              Pierre H. Sice
                                              Secretary

Tucson, Arizona
April 5, 1999

--------------------------------------------------------------------------------
                                    IMPORTANT

TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU RETURNED A PROXY
--------------------------------------------------------------------------------

                          VENTANA MEDICAL SYSTEMS, INC.

                               PROXY STATEMENT FOR
                       1999 ANNUAL MEETING OF STOCKHOLDERS

                                   MAY 6, 1999

              INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

GENERAL

     The enclosed proxy is solicited on behalf of the Board of Directors of Ventana Medical Systems, Inc. ("Ventana" or the "Company") for use at the Annual Meeting of Stockholders to be held on May 6, 1999 at 10:00 a.m., local time, or at any adjournment thereof. The Annual Meeting will be held at the Arizona Inn, African-Safari Room, 2200 East Elm Street, Tucson, Arizona 85719. The telephone number at the meeting location is (520) 325-1541.

     These proxy solicitation materials and the Annual Report to stockholders for the fiscal year ended December 31, 1998 (the "Last Fiscal Year"), including financial statements, were first mailed on or about April 5, 1999, to all stockholders entitled to vote at the Annual Meeting.

RECORD DATE AND VOTING SECURITIES

     Stockholders of record at the close of business on March 26, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 13,425,206 shares of the Company's Common Stock, $.001 par value (the "Common Stock"), were issued and outstanding and held of record by approximately 303 stockholders.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Attending the Annual Meeting in and of itself may not constitute a revocation of a proxy.

VOTING AND SOLICITATION

     Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors.

     The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expense in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of the Company's Transfer Agent. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting.

     The Inspector will treat shares that are voted "WITHHELD" or "ABSTAIN" as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of the three Class III directors, for the increase in the number of shares of common stock reserved for issuance under the 1996 Stock Option Plan, and for the confirmation of the appointment of the designated independent auditors and, as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be with respect to the items not marked.

     If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("Broker Non-Votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS TO BE PRESENTED AT 1999 ANNUAL MEETING

     Proposals that are intended to be presented by stockholders of the Company at the 2000 Annual Meeting must be received by the Company no later than December 7, 1999, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Additionally, stockholders who intend to present a proposal at the 2000 Annual Meeting of Stockholders without inclusion of such proposal in the Company's proxy materials for the 2000 Annual Meeting must provide notice of such proposal to the Company no later than December 7, 1999. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater-than-ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, with respect to fiscal year 1998, all filing requirements applicable to its officers, directors and ten percent stockholders were complied with.

SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth information known to the Company with respect to the beneficial ownership of its Common Stock as of December 31, 1998, for (i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's directors and nominees for director, (iii) each officer named in the Summary Compensation Table below, and (iv) all directors, nominees for election and executive officers as a group. Unless otherwise indicated, officers and directors can be reached at the Company's principal executive offices. A total of 13,381,819 shares of the Company's Common Stock were issued and outstanding as of December 31, 1998.

                                                    SHARES BENEFICIALLY OWNED AS
                                                     OF DECEMBER 31, 1998(1)(2)
CERTAIN EXECUTIVE OFFICERS,                         ----------------------------
DIRECTORS AND 5% STOCKHOLDERS                         NUMBER           PERCENT
-----------------------------                       -----------       ----------
J.P. Morgan & Co. Inc.
     60 Wall Street
     New York, NY 10015............................   1,456,900         10.2%
MFS Investments
500 Boyltston St., 15th Floor.
Boston, MA 02116...................................   1,190,986          8.4%
MBW Venture Partners, L.P.(3)
     James R. Weersing
     365 South Street
     Morristown, NJ 07960..........................   1,442,349         10.1%
Jack W. Schuler(4).................................   1,121,916          7.9%
John Patience(5)...................................     429,767          3.0%
Henry T. Pietraszek(6).............................     130,020          *
Carl B. Kunkleman(7)...............................      15,845          *
Johnny D. Powers, Ph.D.(8).........................      37,669          *
Bernard O.C. Questier(9)...........................      57,042          *
Pierre Sice(10)....................................      41,152          *
Rex J. Bates(11)...................................      48,102          *
Edward M. Giles(12)................................     263,882          1.9%
Thomas M. Grogan, M.D.(13).........................     174,917          1.2%
James R. Weersing(3)(14)...........................   1,458,008         10.2%
All directors and executive officers
   as a group (16 persons).........................   3,881,935         27.3%

---------------------
* Less than 1%.

1. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

2. Applicable percentage of ownership is based on 13,381,819 shares of Common Stock outstanding as of December 31, 1998, together with shares issuable pursuant to applicable options and warrants of such stockholder which may be exercised within 60 days after December 31, 1998. Shares of Common Stock subject to options and/or warrants currently exercisable or exercisable within 60 days after December 31, 1998, are deemed outstanding for computing the percentage ownership of the person holding such options and/or warrants, but are not deemed outstanding for computing the percentage of any other person.

3. Includes 162,059 shares issuable upon the exercise of warrants held by MBW Venture Partners, L.P. Mr. Weersing, a director of the Company, is Managing Director of MBW Venture Partners Limited. Mr. Weersing disclaims beneficial ownership of the shares beneficially owned by MBW Venture Partners, L.P. except to the extent of his proportional partnership interest therein.

4. Includes 119,526 shares issuable upon the exercise of warrants and 85,275 shares issuable upon the exercise of options exercisable within 60 days of December 31, 1998, held by Mr. Schuler; 73,512 shares beneficially owned by Mr. Schuler, as custodian for Tanya Eva Schuler; 73,513 shares beneficially owned by Mr. Schuler, as custodian for Therese Heidi Schuler; and 73,512 shares beneficially owned by Mr. Schuler, as custodian for Tino Hans Schuler; and 10,000 shares beneficially owned by The Schuler Family Foundation, and 1,250 shares owned by Mrs. Schuler.

5. Includes 96,689 shares issuable upon the exercise of warrants and 85,492 shares issuable upon the exercise of options exercisable within 60 days of December 31, 1998, held by Mr. Patience as well as 4,800 shares held in the name of Mrs. Patience.

6. Includes 15,738 shares issuable upon the exercise of options exercisable within 60 days of December 31, 1998, held by Mr. Pietraszek.

7. Includes 14,979 shares issuable upon the exercise of options exercisable within 60 days of December 31, 1998, held by Mr. Kunkleman.

8. Includes 36,022 shares issuable upon the exercise of options exercisable within 60 days of December 31, 1998, held by Dr. Powers.

9. Includes 40,735 shares issuable upon the exercise of options exercisable within 60 days of December 31, 1998, held by Mr. Questier.

10. Includes 37,840 shares issuable upon the exercise of options exercisable within 60 days of December 31, 1998, held by Mr. Sice.

11. Includes 11,173 shares issuable upon the exercise of warrants and 9,450 shares issuable upon the exercise of options exercisable within 60 days of December 31, 1998, held by Mr. Bates.

12. Includes 230,903 shares beneficially owned by Vertical Fund Associates, L.P. Also includes 9,450 shares issuable upon the exercise of options exercisable within 60 days of December 31, 1998, held by Edward M. Giles. Also includes 18,372 shares beneficially owned by Edward M. Giles IRA plus 5,156 shares issuable upon the exercise of warrants held by Edward M. Giles IRA. Mr. Giles, a director of the Company, is Chairman of The Vertical Group, Inc. Mr. Giles disclaims beneficial ownership of the shares beneficially owned by such entities affiliated with The Vertical Group, Inc., except to the extent of his partnership interest therein.

13. Includes 9,612 shares beneficially owned by Andrew Grogan and 10,612 shares beneficially owned by Emily Grogan including 7,710 shares beneficially owned by C. Ovens, Inc. (of which 459 shares are issuable upon the exercise of warrants held by C. Ovens, Inc.); and 31,229 shares issuable upon exercise of options exercisable within 60 days of December 31, 1998, held by Dr. Grogan.

14. Includes 6,209 shares beneficially owned by James R. Weersing and Mary H. Weersing, Trustees of the Weersing Family Trust U/D/T dated April 24, 1991. Also includes 9,450 shares issuable upon the exercise of options exercisable within 60 days of December 31, 1998, held by Mr. Weersing.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES FOR DIRECTOR

     Pursuant to the Company's Certificate of Incorporation, as amended, the Company's Board of Directors currently consists of seven persons, divided into three classes serving staggered terms of three years. Currently there are two directors in Class I, two directors in Class II and three directors in Class
III. Three Class III directors are to be elected at the Annual Meeting. The Class I and Class II directors will be elected at the Company's 2000 and 2001 Annual Meetings of Stockholders, respectively. Each of the three Class III directors elected at the Annual Meeting will hold office until the 2002 Annual Meeting of Stockholders or until his successor has been duly elected and qualified.

     In the event that any of such persons becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that any of the nominees will be unavailable to serve.

     The names of the three Class III nominees for election to the Board of Directors at the Annual Meeting, their ages as of the Record Date, and certain information about them are set forth below. The names of the current Class I and Class II directors with unexpired terms, their ages as of the Record Date, and certain information about them are also set forth below.

                                                                                 DIRECTOR
                NAME                AGE            PRINCIPAL OCCUPATION            SINCE
NOMINEES FOR CLASS III DIRECTORS
Thomas M. Grogan, M.D.              53     Professor, University of Arizona,        1985
                                           College of Medicine
John Patience                       51     General Partner, Crabtree Partners       1989
Jack W. Schuler                     58     General Partner, Crabtree Partners       1991

CONTINUING CLASS I DIRECTORS
Henry T. Pietraszek                 52     President and Chief Executive Officer    1997
                                           of Ventana Medical Systems, Inc.
James R. Weersing                   59     Managing Director of MBW Venture         1994
                                           Partners

CONTINUING CLASS II DIRECTORS
Edward M. Giles                     63     Chairman of The Vertical Group, Inc.     1992
Rex J. Bates                        75     Private Investor                         1996

     There are no family relationships among directors or executive officers of the Company.

     DR. GROGAN is a founder, a director and Chairman Emeritus of Ventana. He has served as a director since the founding of the Company in June 1985 and as Chairman of the Board of Ventana from June 1985 to November 1995. He is currently a professor of pathology at the University of Arizona, College of Medicine, where he has taught since 1979. He received a B.A. in Biology from the University of Virginia and an M.D. from George Washington School of Medicine. Dr. Grogan completed a post-doctorate fellowship at Stanford University.

     MR. PATIENCE has served as a director of Ventana since July 1989 and as Vice Chairman of the Board of Directors since January 1999. Mr. Patience was a co-founder and served as a General Partner of Marquette Venture Partners, a venture capital investment firm, from January 1988 until March 1995. Since April 1995, Mr. Patience has been a partner in Crabtree Partners, a Chicago-based venture capital firm. Mr. Patience was previously a partner in the consulting firm of McKinsey & Co., specializing in health care. He is currently a director of TRO Learning, Inc. and Stericycle, Inc. Mr. Patience received a B.A. in Liberal Arts and an L.L.B. from the University of Sydney, Australia, and an M.B.A. from the University of Pennsylvania Wharton School of Business.

     MR. SCHULER has served as a director of Ventana since April 1991 and as Chairman of the Board of Directors since November 1995. Mr. Schuler has been Chairman of the Board of Directors of Stericycle, Inc., a specialized medical waste management company, since March 1990. Mr. Schuler is also a partner in Crabtree Partners, a Chicago-based venture capital firm. Prior to joining Stericycle, Mr. Schuler held various executive positions at Abbott Laboratories from December 1972 through August 1989, serving most recently as President and Chief Operating Officer. He is currently a director of Medtronic, Inc. and Chiron Corporation. Mr. Schuler received a B.S. in Mechanical Engineering from Tufts University and an M.B.A. from Stanford University.

     MR. PIETRASZEK became President, Chief Executive Officer and a director in March 1997. Prior to joining the Company, Mr. Pietraszek served as President and Chief Executive Officer of Biostar, Inc., a medical diagnostic company. From 1975 to 1994, Mr. Pietraszek held a variety of executive positions at Abbott Laboratories and Takeda Chemical Industries. From 1982 to 1986, he served as President of Dainabot K.K., a joint venture between Abbott and Dainippon Pharmaceutical Company of Japan and from 1980 to 1982 he was Vice President of Field Service Operations for Abbott's Diagnostic Division. He is a director of Specialty Laboratories. Mr. Pietraszek received a B.S. in Marketing from Gannon University.

     MR. WEERSING has served as a director of Ventana since October 1994. Since 1984, Mr. Weersing has been a Managing Director of MBW Venture Partners, a venture capital investment firm. Mr. Weersing has also served as President of JRW Technology, Inc., a consulting firm. Mr. Weersing served as a director of Circadian, Inc., an asthma dosage management company, from December 1993 until January 1996. Circadian filed a petition under Chapter 7 of the federal bankruptcy laws in January 1996. Mr. Weersing received a B.S.M.E. and an M.B.A. from Stanford University.

     MR. GILES has served as a director of Ventana since September 1992. Mr. Giles has served as Chairman of The Vertical Group, Inc., a venture capital investment firm, since January 1989. Mr. Giles was previously President of F. Eberstadt & Co., Inc., a securities firm, and Vice Chairman of Peter B. Cannell & Co., Inc., an investment management firm. He is currently a director of McWhorter Technologies, Inc. and Synthetech, Inc. Mr. Giles received a B.S.Ch.E. in Chemical Engineering from Princeton University and an M.S. in Industrial Management from the Massachusetts Institute of Technology.

     MR. BATES has served as a director of Ventana since April of 1996. From August 1991 to May 1995, Mr. Bates served on the Board of Directors of Twentieth Century Industries and was a member of its compensation committee. Prior to Twentieth Century Industries, Mr. Bates served as the Vice-Chairman of the Board of Directors of the State Farm Mutual Automobile Insurance Company. Mr. Bates also served as State Farm's Chief Investment Officer. In March of 1991, Mr. Bates retired from State Farm. Prior to Mr. Bates' employment with State Farm, he was a partner in the investment firm of Stein, Roe & Farnham in Chicago. Mr. Bates received a B.S. and an M.S. from the University of Chicago.

BOARD MEETINGS, COMMITTEES AND DIRECTOR COMPENSATION

     The Board of Directors of the Company held six meetings during the fiscal year ended December 31, 1998.

     The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. From time to time, the Board has created various ad hoc committees for special purposes. No such committee is currently functioning.

     The Audit Committee consists of directors Rex Bates (Chairman), Dr. Thomas Grogan, and John Patience. The Audit Committee is responsible for reviewing the results and scope of the audit and other services provided by the Company's independent auditors. The Audit Committee held two meetings in the last fiscal year.

     The Compensation Committee consists of directors James Weersing (Chairman), Edward Giles and Jack Schuler. The Compensation Committee reviews and makes recommendations to the Board concerning salaries and incentive compensation for executive officers and certain employees of the Company. The Compensation Committee held six meetings during the last fiscal year. The President and Chief Executive Officer of the Company participates fully with all other committee members in recommending salaries and incentive compensation to the board of directors, except that he does not participate in committee proceedings relating to his salary and compensation.

     The Nominating Committee consists of directors Jack Schuler (Chairman), Edward Giles and James Weersing. The Nominating Committee is responsible for the development of general criteria regarding the qualifications and selection of board members and recommends candidates for election to the board. The Nominating Committee held six meetings in the last fiscal year.

COMPENSATION OF DIRECTORS

     Directors of the Company do not receive cash for services they provide as directors. From time to time, certain directors who are not employees of the Company have received grants of options to purchase shares of the Company's Common Stock. Under the 1996 Director Option Plan, each nonemployee director may be granted a nonstatutory option to purchase an amount of shares of Common Stock of the Company equal to 5,000 shares multiplied by a fraction, the numerator of which shall be $15.00 and the denominator of which shall be the fair market value of one share of the Company's Common Stock on the date of grant. In November 1998, the Board of Directors amended the 1996 Director Option Plan to allow the grant of a minimum of 16,500 shares per Director to vest monthly over a 5-year period. The Company does not provide additional compensation for committee participation or special assignments of the Board of Directors.

VOTE REQUIRED

     The three nominees receiving the highest number of affirmative votes of the shares entitled to vote on this matter shall be elected as the Class III directors.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES SET FORTH HEREIN.

                                 PROPOSAL NO. 2

                 APPROVAL OF AMENDMENT OF 1996 STOCK OPTION PLAN

     The Company's Board of Directors and stockholders have previously adopted and approved the Company's 1996 Stock Option Plan (the "Option Plan"). A total of 1,750,000 shares of Common Stock are presently reserved for issuance under the Option Plan. In January 1999, the Board of Directors approved an amendment to the Option Plan, subject to stockholder approval, to increase the shares reserved for issuance thereunder by 725,000 shares, bringing the total number of shares issuable under the Option Plan to 2,475,000.

     As of January 29, 1999, 273,995 shares were available for future issuance under the Option Plan.

     At the Annual Meeting, the stockholders are being requested to consider and approve the proposed amendment to the Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 725,000 shares, bringing the total number of shares issuable under the Option Plan to 2,475,000. The Board believes that the amendment will enable the Company to continue its policy of widespread employee stock ownership as a means to motivate high levels of performance and to recognize key employee accomplishments.

     The Plan authorizes the Board of Directors to grant stock options to eligible employees, directors and consultants of the Company. The Plan is structured to allow the Board of Directors broad discretion in creating equity incentives in order to assist the Company in attracting, retaining and motivating the best available personnel for the successful conduct of the Company's business. The Company has had a longstanding practice of linking key employee compensation to corporate performance, because it believes that this increases employee motivation to improve shareholder value. The Company has, therefore, consistently included equity incentives as a significant component of compensation for a broad range of the Company's employees. This practice has enabled the Company to attract and retain the talent that it continues to require.

     The Board of Directors believes that the remaining shares available for grant under the Plan are insufficient to accomplish the purposes of the Plan described above. The Company anticipates there will be a need to hire additional technical or management employees, and it will be necessary to offer equity incentives to attract and motivate these individuals, particularly in the current extremely competitive job market. In addition, in order to retain the services of valuable employees as the Company matures and its employee base grows larger, it will be necessary to grant additional options to current employees as older options become fully vested.

     A summary of the essential features of the Option Plan is set forth below.

SUMMARY OF THE STOCK PLAN

     General. The Stock Plan authorizes the Board of Directors (the "Board"), or one or more committees which the Board may appoint from among its members (the "Committee"), to grant options ("Option") and rights to purchase Common Stock. Options granted under the Stock Plan may be either "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options, as determined by the Board or the Committee.

     Purpose. The general purpose of the Stock Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants and to promote the success of the Company's business.

     Administration. The Stock Plan may be administered by the Board or the Committee. Subject to the other provisions of the Stock Plan, the Administrator has the authority: (i) to determine the Fair Market Value of the Common Stock in accordance with the Stock Plan; (ii) to select the Employees or Consultants to whom Options may be granted under the Stock Plan; (iii) to determine whether and to what extent Options are granted hereunder; (iv) to determine the number of shares of Common Stock to be covered by each Option granted under the Stock Plan; (v) to approve forms of agreement for use under the Stock Plan; (vi) to determine the terms and conditions, not inconsistent with the terms of the Stock Plan, including the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting, acceleration, or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine; (vii) to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted; (viii) to institute an Option Exchange Program; (ix) to construe and interpret the terms of the Stock Plan and awards granted pursuant to the Stock Plan; (x) to prescribe, amend and rescind rules and regulations relating to the Stock Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws; (xi) to modify or amend each Option (subject to Section 14(c) of the Stock Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Stock Plan; (xii) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator; and (xiii) to make all other determinations deemed necessary or advisable for administering the Stock Plan.

     Eligibility. The Stock Plan provides that options may be granted to the Company's employees and consultants. Incentive stock options may be granted only to employees. Any optionee who owns more than 10% of the combined voting power of all classes of outstanding stock of the Company (a "10% Stockholder") is not eligible for the grant of an incentive stock option unless the exercise price of the option is at least 110% of the fair market value of the Common Stock on the date of grant.

     Limitations. To the extent that the aggregate Fair Market Value of the shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any regular calendar year exceeds $100,000, such Options shall be treated as Non-Statutory Stock Options. Neither the Plan nor any Option shall confer any right of continuing employment to Optionee nor interfere with any right of Optionee to terminate employment. No employee shall be granted, in any fiscal year of the Company, options to purchase more than 500,000 shares of Common Stock with the exception of a grant of Options to purchase up to 750,000 shares of Common Stock in connection with an Employee's initial employment. The foregoing limitation, which shall be adjusted proportionately in connection with any change in the Company's capitalization, is intended to satisfy the requirements applicable to options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code. In the event that the Administrator determines that such limitation is not required to qualify options as performance-based compensation, the Administrator may modify or eliminate such limitation. A stock option cancelled in the same fiscal year it was granted will be counted against such limitation.

     Terms of Plan and Option. The Plan shall continue in effect for ten (10) years unless terminated earlier in accordance with the provisions of the Plan. Each stock option agreement specifies the term of the option and the date when the option is to become exercisable. However, in no event shall an option granted under the Stock Plan be exercised more than 10 years after the date of grant. Moreover, in the case of an incentive stock option granted to a 10% Stockholder, the term of the option shall be for no more than five years from the date of grant.

     Exercise Price. The Board or the Committee determines the exercise price of options to purchase shares of Common Stock at the time the options are granted. However, excluding options issued to 10% Stockholders, the exercise price under an incentive stock option must not be less than 100% of the fair market value of the Common Stock on the date the option is granted. If the Common Stock is traded on the over-the-counter market, the fair market value shall be the mean of the high bid and high ask prices on the date the option is granted.

     Form of Consideration. The means of payment for shares issued upon exercise of an option is specified in each option agreement and generally may be made by cash, check, promissory note, other shares of Common Stock of the Company owned by the optionee, documentation required to effect delivery of sale or loan proceeds sufficient to pay exercise price, a reduction in the amount of any Company liability to the Optionee, or by a combination thereof.

     Termination of Employment or Consulting Relationship. If an optionee's employment terminates for any reason (other than death or permanent disability), then all options held by such optionee under the Stock Plan expire upon the earlier of (i) such period of time as is set forth in his or her option agreement (but not to exceed 3 months after the termination of his or her employment in the event of an incentive stock option) or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

     Disability of Optionee. If an employee is unable to continue employment with the Company as a result of permanent and total disability (as defined in the Code), then all options held by such optionee under the Stock Plan shall expire and revert to the Plan (i) 12 months after the date of termination of the optionee's employment or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

     Death of Optionee. If an optionee dies while employed by the Company, his or her option shall expire upon the earlier of (i) 12 months after the optionee's death or (ii) the expiration date of the option. The executors or other legal representative of the optionee may exercise all or part of the optionee's option at any time before such expiration to the extent that such option was exercisable at the time of death.

     Nontransferability of Options. Unless determined otherwise by the Administrator, during an optionee's lifetime, his or her option(s) shall be exercisable only by the optionee and shall not be transferable other than by will or laws of descent and distribution.

     Other Provisions. The stock option agreement may contain such terms, provisions and conditions not inconsistent with the Stock Plan as may be determined by the Board or Committee.

     Adjustment upon Changes in Capitalization, Corporate Transactions. In the event that the stock of the Company is changed by reason of any stock split, reverse stock split, stock dividend, recapitalization or other change in the capital structure of the Company, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the Stock Plan, the number and class of shares of stock subject to any option or right outstanding under the Stock Plan, and the exercise price of any such outstanding option or night. Any such adjustment shall be made upon approval of the Board and, if required, the stockholders of the Company, whose determination shall be conclusive. Notwithstanding the above, in connection with any merger, consolidation, acquisition of assets or like occurrence involving the Company, each outstanding option and right shall be assumed or an equivalent option or right substituted by a successor corporation. If the successor corporation does not assume the options or substitute substantially equivalent options, then the exercisability of all outstanding options and rights shall be accelerated. In the event of the proposed dissolution or liquidation of the Company, the exercisability of all outstanding options and rights may be accelerated at the discretion of the Administrator. To the extent they have not been previously exercised, options shall terminate upon consummation of the proposed action.

     Amendment, Suspensions and Termination of the Stock Plan. The Board may amend, suspend or terminate the Stock Plan at any time; provided, however, that the Company shall obtain stockholder approval of any amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Code or any other applicable rule or statute.

     Federal Tax Information. Options granted under the Stock Plan may be either incentive stock options, as defined in Section 422 of the Code, or nonstatutory options.

     An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% stockholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

     All other options, which do not quality as incentive stock options, are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

     Subject to Section 162(m) of the Code, the Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

     The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the Stock Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

VOTE REQUIRED

     The approval of the amendment to the Option Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE AMENDMENT OF THE OPTION PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

                                 PROPOSAL NO. 3

             RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 1999, and recommends that the stockholders vote FOR confirmation of such selection. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

     THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                             EXECUTIVE COMPENSATION

COMPENSATION TABLES

          Summary Compensation Table. The following table sets forth certain compensation paid by the Company to the Chief Executive Officer and the four other most highly compensated executive officers of the Company for services rendered during each of the fiscal years ended December 31, 1996, 1997 and 1998:

                           SUMMARY COMPENSATION TABLE

                                                                              LONG-TERM
                                                                         COMPENSATION AWARDS
                                                                       -----------------------
                                                ANNUAL COMPENSATION    RESTRICTED   SECURITIES        ALL
                                                --------------------      STOCK     UNDERLYING    OTHER ANNUAL
NAME AND PRINCIPAL POSITION            YEAR     SALARY($)   BONUS($)    AWARDS($)     OPTIONS     COMPENSATION
---------------------------            ----     ---------   --------    ---------     -------     ------------
Henry T. Pietraszek                    1998      205,000        --         --          15,738      131,738(1)
  President and Chief Executive        1997      167,942        --         --         350,000          707(1)
  Officer                              1996         --          --         --              --           --
--------------------------------------
Pierre H. Sice                         1998      164,041        --         --          16,968       53,927(1)
  Vice President, Finance and Chief    1997      122,963        --         --          55,000        8,264(1)
  Financial Officer and Secretary      1996           --        --         --              --           --
--------------------------------------
Bernard O. C. Questier (3)             1998      150,000        --         --          16,836        8,800(2)
  Vice President, European             1997      150,000        --         --          10,000        8,800(2)
  Operations                           1996      137,500     7,500(4)      --            --          8,067(2)
--------------------------------------
Johnny D. Powers, Ph.D.                1998      133,654    12,500         --          14,213           --
  Vice President, Operations &         1997      118,375        --         --          15,000
  General Manager Molecular            1996       16,154    15,000(5)      --          35,000       23,872(1)
  Diagnostics
--------------------------------------
Carl B. Kunkleman                      1998     129,029         --         --          12,082       56,432(1)
  Vice President, Sales                1997      72,599         --         --          35,000           --
                                       1996          --         --         --              --           --

------------------------

(1) Relocation expenses inclusive of tax reimbursement on non-deductible portion.

(2)  Automobile allowance.

(3) Mr. Questier signed an employment contract with the Company in October of 1995 and began working at the Company in February 1996. His annual compensation is set at $150,000 and his salary is fixed to the French Franc to protect against currency fluctuations should the United States Dollar depreciate relative to the French Franc; however, if the United States Dollar appreciates relative to the French Franc, Mr. Questier's salary shall remain unchanged.

(4) Mr. Questier received a one-time nonrecurring $7,500 bonus in 1996 for signing his employment contract in October of 1995 and meeting certain other conditions.

(5) Dr. Powers was offered a sign-on bonus of $15,000 in connection with his joining the Company.

     Option Grants in Last Fiscal Year. The following table sets forth information with respect to each grant of stock options made during the fiscal year ended December 31, 1998 to each executive officer named in the Summary Compensation Table above:

                          OPTION GRANTS IN FISCAL 1998

                                              INDIVIDUAL GRANS
                           -------------------------------------------------------    POTENTIAL REALIZABLE VALUES
                           NUMBER OF                                                   AT ASSUMED ANNUAL RATES OF
                           SECURITIES     % OF TOTAL                                    STOCK PRICE APPRECIATION
                           UNDERLYING      OPTIONS        EXERCISE OR                      FOR OPTION TERM(4)
                            OPTIONS        GRANTED        BASE PRICE    EXPIRATION    ---------------------------
          NAME             GRANTED(1)     IN 1998(2)      ($/SH))(3)       DATE         5%($)          10%($)
-----------------------    ----------     ----------      ----------    ----------      -----          ------
Henry T. Pietraszek          15,738          3.7%           $27.375       1/14/08      $270,945      $  686,629

Pierre H. Sice                9,968          2.4%           $27.375       1/14/08      $171,609      $  434,891

                              7,000          1.7%           $16.625       1/29/08      $ 73,188      $  185,472

Bernard O. C. Questier        6,000          1.4%           $15.25        1/14/08      $ 57,544      $  145,827

                              3,836          0.9%           $27.375       1/14/08      $ 66,041      $  167,360

                              7,000          1.7%           $16.625       1/29/08      $ 73,188      $  185,472

Johnny D. Powers, Ph.D.       7,213          1.7%           $27.375       1/14/08      $124,179      $  314,694

                              7,000          1.7%           $16.625       1/29/08      $ 73,188      $  185,472

Carl B. Kunkleman             7,082          1.7%           $15.25        1/14/08      $ 67,921      $  172,125

                              5,000          1.2%           $16.625       1/29/08      $ 52,277      $  132,480

-----------------------

1. Options were granted under the Company's under the 1996 Stock Option Plan. The grants expiring on 1/29/08 vest over five years from the date of grant, while the grants expiring on 1/14/08 are fully vested.

2. Based on an aggregate of 421,525 options granted by the Company in the year ended December 31, 1998 under the Company's stock option plans to all employees of and consultants to the Company, including the Chief Executive Officer and four other most-highly-compensated officers. The aggregate number of options includes 169,222 non-qualified stock options granted to employees who were not officers or directors of the Company.

3. The exercise price per share of each option was equal to the fair market value of the Common Stock on the date of grant.

4. The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

         Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Values. The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, information with respect to each exercise of stock options during the fiscal year ended December 31, 1998 and the value of unexercised options at December 31, 1998.

          AGGREGATE OPTION EXERCISES IN FISCAL 1998 AND YEAR-END VALUES

                                                              NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                             UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                               SHARES                     OPTIONS AT DECEMBER 31, 1998      AT DECEMBER 31, 1998(1)
                             ACQUIRED ON       VALUE      -----------------------------   --------------------------
NAME                          EXERCISE(#)   REALIZED($)    EXERCISABLE    UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
-----------------------      ------------   -----------   -------------   -------------   -----------  -------------
Henry T. Pietraszek                --              --         15,738         350,000             --      3,281,250

Pierre H. Sice                     --              --         35,315          36,653        232,011        318,614

Bernard O.C. Questier           6,000          91,500         38,545          19,248        653,648        243,297

Johnny D. Powers, Ph.D.            --              --         33,706          30,507        152,699        184,801

Carl B. Kunkleman               8,500          90,250         13,354          25,228        117,235        266,226

----------------------

(1) The value of "in-the-money" stock options represents the positive spread between the exercise price of stock options, which ranges from $0.84 per share to $27.375 per share, and the fair market value for the Company's Common Stock of $21.625 per share as of December 31, 1998, which was the closing price of the Company's Common Stock on December 31, 1998.


EMPLOYMENT AGREEMENTS

     The Company has an employment agreement with Bernard O.C. Questier, its Vice President of European Operations. The agreement provides for annual compensation of $150,000, which is fixed to the French Franc to protect against currency fluctuations should the United States Dollar depreciate relative to the French Franc; however, if the United States Dollar appreciates relative to the French Franc, Mr. Questier's salary shall remain unchanged. The agreement also provides for, in the event of Mr. Questier's termination, continued compensation through the quarter in which notice of termination is given plus one additional full quarter. The agreement does not provide for any specified term of employment. The Company currently has no employment contracts or agreements with any of the other officers named in the Summary Compensation Table or with any other person.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The Compensation Committee of the Board of Directors consists of Jack W. Schuler, James Weersing and Edward M. Giles. The Compensation Committee makes recommendations to the Board of Directors concerning salaries and incentive compensation for employees of and consultants to the Company, except that the Compensation Committee has full power and authority to grant stock options to the Company's executive officers under the Company's 1996 Stock Option Plan.

                       BOARD COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

     The following is provided to stockholders by the members of the Compensation Committee of the Board of Directors:

     The Compensation Committee of the Board of Directors (the "Committee"), consisting of three outside directors, is responsible for the administration of the Company's compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. The Company's compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to the Company's performance and stockholder return.

COMPENSATION PHILOSOPHY

     The design and implementation of the Company's executive compensation programs are based on a series of guiding principles derived from the Company's values, business strategy and management requirements. These principles may be summarized as follows:

     o Align the financial interests of the management team with the Company and its stockholders;

     o Attract, motivate and retain high-caliber individuals necessary to increase total return to stockholders;

     o Provide a total compensation program where a significant portion of pay is linked to individual achievement and short- and long-term Company performance; and

     o Emphasize reward for performance at the individual, team and Company levels.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

     The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for any of the named executive officers, unless compensation is performance based. Since the targeted cash compensation of each of the named executive officers is well below the $1 million threshold and the Committee believes that any options granted under the Company's stock option plan will meet the requirement of being performance based under the transition provisions provided in the regulations under Section 162(m), the Committee believes that Section 162(m) will not reduce the tax deduction available to the Company. The Company's policy is to qualify to the extent reasonable its executive officers' compensation for deductibility under applicable tax laws.

COMPENSATION PROGRAM

     The Company's executive compensation program has three major components, all of which are intended to attract, retain and motivate executive officers consistent with the principles set forth above. The Committee considers these components of compensation individually as well as collectively in determining total compensation for executive officers.

     1. Base salary. Each fiscal year the Committee establishes base salaries for individual executive officers based upon (i) industry and peer group surveys, (ii) responsibilities, scope and complexity of each position and (iii) performance judgments as to each individual's past and expected future contributions. The Committee reviews with the Chief Executive Officer and approves, with appropriate modifications, an annual base salary plan for the Company's executive officers other than the Chief Executive Officer. The Committee reviews and fixes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Committee's assessment of his past performance and its expectations as to his future contributions in leading the Company.

     2. Annual cash (short-term) incentives. Annual cash incentives will be established to provide a direct linkage between individual pay and annual corporate performance. Target annual bonus awards will be established for executive officer positions based upon industry and peer group surveys and range from 5% to 25% of base salary, with 25% for the chief executive officer position. Each officer who served in an executive capacity during the last fiscal year, including the Chief Executive Officer, received a bonus for such service in the form of fully vested stock options. In establishing bonus amounts in the future, the Committee will primarily consider the financial performance of the Company measured in terms of revenue growth and growth in earnings, and secondarily consider the performance of each officer in his or her respective area of accountability. Each officer will establish operating objectives for the functional area of the business for which they take responsibility at the beginning of the Company's fiscal year. At the end of the year, they will be rated on the attainment of those objectives. Each officer may receive a portion or the full amount of their targeted annual performance based bonus.

     3. Equity based incentive compensation. Long-term incentives for the Company's employees are provided under the Company's stock option plan. Each fiscal year, the Committee considers the desirability of granting to executive officers long-term incentives in the form of stock options. These option grants are intended to motivate the executive officers to manage the business to improve long-term Company performance and align the financial interests of the management team with the Company and its stockholders. The Committee established the grants of stock options to executive officers (other than the Chief Executive Officer) in the Last Fiscal Year, based upon a review with the Chief Executive Officer of proposed individual awards, taking into account each officer's scope of responsibility and specific assignments, strategic and operational goals applicable to the officer, anticipated performance requirements and contributions of the officer and competitive data for similar positions. The Committee independently reviewed these same factors in determining the option grant to Mr. Pietraszek as Chief Executive Officer.

                                      Respectfully submitted,

                                      Jack W. Schuler
                                      James R. Weersing
                                      Edward M. Giles

     The foregoing Compensation Committee Report shall not be deemed to be "soliciting material" or be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended (the "Securities Act" or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

                             STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total return to stockholders of the Company's Common Stock at December 31, 1998 since July 26, 1996 (the date the Company first became subject to the reporting requirements of the Exchange
Act) to the cumulative total return over such period of (i) the NASDAQ Stock Market Composite Index, (ii) the Russell 2000 Index and (iii) the Dillon, Read & Co. Medical Diagnostic Index. The graph assumes the investment of $100 on July 26, 1996 in the Company's Common Stock and each of such indices (from July 28,
1996) and reflects the change in the market price of the Company's Common Stock relative to the noted indices at December 31, 1998, and not for any interim period. The performance shown is not necessarily indicative of future price performance.

                       7/96     9/96      12/96      3/97      6/97      9/97      12/97     3/98      6/98      9/98     12/98
                       ----   --------  --------   -------  --------  --------   --------  --------  --------  --------  --------
Ventana                 100   178.3133   78.3784   75.6757   66.8919   87.1622    82.4324  143.9189  151.3514   97.2973  116.6918

Nasdaq US ($)           100   110.1154  105.2253   99.5745  117.5358  137.3920   127.9912  148.6169  154.4306  138.0563  178.7150

Russell 2000            100   113.6626  104.6826   98.8943  114.4288  131.0142   126.1641  138.7684  132.0448  104.9655  121.8164

Dillon Read & Co. Med   100   100.4348  102.6087   95.2174  106.0870  128.2609   116.5217  132.6087  122.1739  115.6522  138.6957

     The information contained in the Stock Performance Graph shall not be deemed to be "soliciting material" or to be filed with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates it by reference into such filing.

                              CERTAIN TRANSACTIONS

     In April and May 1996, the Company sold an aggregate of 646,664 shares of Common Stock to Jack Schuler, the Company's Chairman, John Patience, a director of the Company, and venture capital funds affiliated with Marquette Venture Partners ("Marquette"), a principal stockholder of the Company, at a purchase price of $1.62 per share. Messrs. Schuler and Patience paid the purchase price for their shares 10% in cash and 90% through a full recourse promissory note secured by the underlying shares of Common Stock. Marquette paid the purchase price for their shares in cash. These stock purchases were approved by the Company's Board of Directors in principle in January 1996 and the specific terms of the stock purchases were approved by the Board of Directors on February 23, 1996. The purchase price of $1.62 per share was determined by the Board of Directors of the Company in January 1996 and equals the fair market value of Company's Common Stock as of such date, as determined by the board. Messrs. Schuler and Patience were provided with the opportunity to purchase these shares in connection with (i) their efforts and assistance in completing the acquisition of BioTek Solutions, Inc. and assisting management with the integration of the companies, (ii) Mr. Schuler's decision to serve as Chairman of the Board of Directors and (iii) Mr. Schuler's and Mr. Patience's devotion of a significant portion of their work time to the Company's business. In February 1998, Messrs. Schuler and Patience each fully paid the promissory notes issued in connection with their purchase of the shares.

     On November 13, 1997, the Company's Board of Directors unanimously approved, with Messrs. Patience and Schuler abstaining, a renewal of the foregoing arrangement. Under this arrangement, Messrs. Schuler and Patience each received options for 150,000 shares of Company Common Stock. These options were issued on the basis that Messrs. Patience and Schuler would devote a significant percentage of their work time to the Company's business and that Mr. Schuler would serve as Chairman of the Company's Board of Directors. The options vest on a cumulative monthly basis over 24 months commencing February 26, 1998 and have an exercise price of $12.625 per share, which is equal to the fair market value of the Company's Common Stock on the date of grant.

     On January 26, 1999, the Company's Board of Directors unanimously approved, with Messrs. Patience and Schuler abstaining, a further change to the foregoing arrangement. Messrs. Patience and Schuler became employees of the Corporation effective January 1, 1999. For their services, they are each to receive $2,000 per month and stock options in the amount of 45,000 shares vesting in on a monthly basis over 12 months commencing February 26, 1999. The options carry an exercise price of $17.875 per share, which was equal to the fair market value of the Company's Common Stock on the date of grant. In addition, Mr. Patience, in connection with his election to Vice Chairman of the Board of Directors, was awarded an option to purchase 50,000 shares which vest in equal amounts over 48 months starting January 26, 1999 at an exercise price of $17.875 per share.

                                  OTHER MATTERS

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

     THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, VENTANA MEDICAL SYSTEMS, INC., 3865 NORTH BUSINESS CENTER DRIVE, TUCSON, ARIZONA 85705.

                                                THE BOARD OF DIRECTORS


Dated: April 5, 1999

                         VENTANA MEDICAL SYSTEMS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 6, 1999
                                   10:00 A.M.

                                  ARIZONA INN
                              AFRICAN-SAFARI ROOM
                              2200 EAST ELM STREET
                             TUCSON, ARIZONA 85719


--------------------------------------------------------------------------------

VENTANA MEDICAL SYSTEMS, INC.
1999 ANNUAL MEETING OF STOCKHOLDERS                                        PROXY
--------------------------------------------------------------------------------

The undersigned stockholder of VENTANA MEDICAL SYSTEMS, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 5, 1999, and hereby appoints Henry T. Pietraszek; Pierre H. Sice, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1999 Annual Meeting of Stockholders of VENTANA MEDICAL SYSTEMS, INC. to be held on May 6, 1999 at 10:00 a.m., local time, at the Arizona Inn, African-Safari Room, 2200 East Elm Street, Tucson, Arizona 85719, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.


                      See reverse for voting instructions.

                                  VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Ventana Medical Systems, Inc., c/o Shareowner Services(TM), P.O. Box 64873, St. Paul, MN 55164-0873.

                               Please detach here

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1.  Election of directors:     01 Thomas M. Grogan, M.D.    03 Jack W. Schuler
    (Class III)                02 John Patienca

                                        [ ] Vote FOR      [ ] Vote WITHHELD
                                            all nominees      from all nominees

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO ---------------------------------------
VOTE FOR ANY INDICATED NOMINEE, WRITE
THE NUMBER(S) OF THE NOMINEE(S) IN THE
BOX PROVIDED TO THE RIGHT.)             ---------------------------------------

2. To approve an amendment to the Company's 1996 Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 725,000 shares to a new total of 2,475,000 shares.

                                         [ ] For    [ ] Against   [ ] Abstain

3. To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 1999.

                                         [ ] For    [ ] Against   [ ] Abstain

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

                                          [ ] For    [ ] Against   [ ] Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box [ ]       Date:
Indicate changes below:                 ----------------------------------------

                                   ---------------------------------------------

                                   ---------------------------------------------
                                   Signature(s) in Box

                                   (This Proxy should be marked, dated and
                                   signed by the stockholder(s) exactly as his, her or its name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)